CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of WCM Focused International Growth Fund, WCM Focused Emerging Markets Fund, WCM Focused Global Growth Fund, WCM International Small Cap Growth Fund, WCM Small Cap Growth Fund, WCM SMID Quality Value Fund (formerly, WCM Focused Small Cap Fund), WCM China Quality Growth Fund, WCM Developing World Equity Fund, WCM International Equity Fund, WCM Focused International Value Fund, WCM International Opportunities Fund, WCM Mid Cap Quality Value Fund (formerly, WCM Focused Mid Cap Fund) and WCM Focused Emerging Markets ex China Fund, each a series of Investment Managers Series Trust and to the use of our report dated March 1, 2023 on the financial statements and financial highlights. Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement. We also consent to the references to us in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 27, 2023